UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2004

New Jersey Acquisition, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50434	20-0269426

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24300 Chagrin Blvd., Suite 210, Cleveland, Ohio	44122

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (216) 514-5997

Item 1.	Changes in Control of Registrant.

The information set forth in Item 2 of this report is incorporated herein by reference.

Item 2.	Acquisition or Disposition of Assets.

On May 12, 2004, New Jersey Acquisition, Inc. (the “Company”) executed a Merger Agreement (the “Agreement”) among the Company, New Jersey Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), EMC Packaging, Inc., a Delaware corporation (“EMC”), and the stockholders of EMC. On the effective date of the Merger, pursuant to the Agreement, Merger Sub will be merged (the “Merger”) with and into EMC. EMC, the Company and Merger Sub intend to consummate the merger within seven (7) days of the execution date of the Agreement. Upon consummation of the Merger, the Company will file a Report on Form 8-K announcing such consummation. EMC will be the surviving corporation of such Merger, and will become the Company’s wholly-owned subsidiary. EMC is primarily engaged in the packaging, marketing and sale of refrigerants for the automotive and duster markets. The Merger will be accomplished pursuant to the Agreement, which is attached hereto and incorporated herein by reference, and an Agreement and Plan of Merger (the “Plan of Merger”) among the Company, Merger Sub and EMC, which will be executed on the closing date of the Merger.

EMC will be the surviving entity in the Merger. Pursuant to the Plan of Merger, the Company will exchange all of its Merger Sub shares (the “Exchanged Shares”) for all of the issued and outstanding shares of common stock, $.001 par value per share, of EMC (the “EMC Common Stock”). In consideration for such Merger, the stockholders of EMC existing immediately prior to the Merger will receive 8,000,000 shares of the common stock, $.0001 par value per share, of the Company (the “Company Common Stock”), which will represent eighty percent (80%) of the issued and outstanding shares of the Company Common Stock subsequent to the Merger. Douglas G. Furth, was the Company’s only stockholder prior to the effective date of the Agreement and the reverse stock split described in this Form 8-K. Following the reverse stock split, Mr. Furth holds 50,000 shares of the 10,000,000 total shares of the Company Common Stock that will be issued and outstanding subsequent to the Merger. The terms of the Agreement were determined by arms’ length negotiations between the parties.

Both of the transfers and the conversion of shares will be conducted pursuant to exemptions from registration, namely, Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Act”). As a result, the 8,000,000 shares of the Company Common Stock that will be held by the stockholders of EMC following consummation of the Merger will be “restricted securities” subject to Rule 144 of the Act, as will the shares of EMC Common Stock that will be held by the Company following consummation of the Merger.

Prior to the execution of the Agreement, the principal stockholder of the Company was Douglas G. Furth and the principal stockholder of Merger Sub was the Company. The principal stockholders of EMC, who will became holders of 8,000,000 shares of the Company Common Stock upon effectiveness of the Merger, are George Cannan, Stacy Cannan, Martin Eric Weisberg, Caroline Constante, Jay 3 Corp., Sexton Can Company, Inc. and Ilene Engelberg.

Prior to the execution of the Agreement, there were no material relationships between (i) EMC or any of its affiliates, any officer or director of EMC or any associate of any such director or officer, and (ii) each of Merger Sub and the Company or any of its affiliates, any officer or director of Merger Sub or the Company or any associate of any such director or officer.

The Agreement and Plan of Merger provides that certain individuals named therein, each of whom was chosen by the stockholders of EMC, would be elected as directors of the surviving corporation.

The Company’s Business Prior to Consummation of the Merger

Currently, the Company is a development stage company. Its activities are limited to capital formation and corporate organizational matters. The Company has not conducted any business, research, or developmental activities, nor does it have any specific products or services. The Company is currently a “shell” entity whose sole purpose, prior to the execution of the Agreement, was to locate and consummate a merger or acquisition with a private entity.

Business of EMC

EMC is engaged in the packaging, marketing and sale of refrigerants for the automotive and duster markets. EMC supplies refrigerant in units that are used by ultimate end users. Dusters are used in the computer and electronics industries, as well as the photographic market, as an aerosol cleaner. EMC’s products are also used in forensic medicine to freeze medical specimens, and EMC packages the only Coast Guard approved boat horns. All of these products use a refrigerant that EMC packages. Subsequent to the consummation of the Merger, the Company will be a holding company and it intends to continue the EMC business as such business currently exists. EMC will continue to use its plant, equipment and other physical property for the same purposes for which they were used by EMC prior to the consummation of the Merger.

Item 4.	Changes in Registrant’s Certifying Accountant.

a.	Dismissal of Independent Auditors

On May 13, 2004, the Company notified Berger Apple & Associates Ltd. (“BAA”) of BAA’s dismissal as the Company’s independent auditors because BAA is not yet registered with the Public Company Accounting Oversight Board, as required by recent Securities and Exchange Commission rules. The dismissal was approved by the sole Director of New Jersey Acquisition.

The reports of BAA on the financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. In addition, during the year ended December 31, 2003 and through May 13, 2004 there have been no disagreements with BAA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BAA, would have caused it to make reference thereto in its report on the financial statements for such year.

Since the Company’s inception on September 25, 2003 and through May 13, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Company has requested that BAA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated May 13, 2004 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

b.	New Independent Auditors

The Company’s sole Director has engaged WithumSmith + Brown as the Company’s independent accountants, effective May 13, 2004.

Since the Company’s inception in September 2003 and during any subsequent interim period prior to the engagement of WithumSmith + Brown, the Company did not consult with WithumSmith + Brown on any matter related to (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement or a reportable event, and no report or advice, either oral or written, was received by the Company from WithumSmith + Brown on any such matter.

Item 5.	Other Events and Required FD Disclosure.

Effective at the close of business on May 13, 2004, the Company has implemented a 1-for-24.8 reverse split of the outstanding Company Common Stock.

The Company’s sole director and sole stockholder approved the reverse stock split on April 30, 2004. The Company has implemented the reverse stock split at the ratio of 1-for-24.8, causing each outstanding block of 24.8 shares of the Company Common Stock to automatically convert into one share of Company Common Stock and reducing the number of shares of Company Common Stock outstanding from approximately 1,248,000 to 50,000. The par value of the Company Common Stock will remain at $.0001 per share and the number of authorized shares will remain at 100,000,000 shares of Company Common Stock.

Item 7.	Financial Statements and Exhibits

(a)	Financial statements of business acquired

To be filed by amendment to this Form 8-K.

(b)	Pro forma financial information

To be filed by amendment to this Form 8-K.

(c)	Exhibits

2.1	Merger Agreement, dated as of May 12, 2004, among New Jersey Acquisition, Inc., New Jersey Merger Sub, Inc., EMC Packaging, Inc. and the holders of common stock of EMC Packaging, Inc.

Index. Exhibits and Schedules to Merger Agreement*

Exhibit/Schedule No.	Exhibit/Schedule Name
Exhibit A	List of EMC Shareholders
Exhibit B	Form of Agreement and Plan of Merger
Schedule 2.10	EMC Approvals
Schedule 2.11	EMC Financials
Schedule 2.12	EMC Material Adverse Changes
Schedule 2.17	EMC Capitalization
Schedule 2.18	EMC Material Contracts
Schedule 2.20	EMC Real Estate
Schedule 3.4	Merger Sub Financials
Schedule 3.5	Merger Sub Material Adverse Changes
Schedule 3.10	Merger Sub Capitalization
Schedule 3.17	Merger Sub Records
Schedule 4.5	New Jersey Financials
Schedule 4.6	New Jersey Material Adverse Changes

*	Copies of the exhibits and schedules to the Merger Agreement will be provided to the Commission upon request.

16.1	Letter from Berger Apple & Associates, Ltd. to the Securities and Exchange Commission, dated May 13, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Jersey Acquisition, Inc.

May 14, 2004	By:	/s/ Douglas G. Furth

Douglas G. Furth,
President, Secretary and Treasurer